SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 20, 2004

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804

(Address of principal executive officers) (Zip Code)

Registrant’s telephone number, including area code: 260-459-3553

(Former name or former address, if changed since last report)
Not Applicable

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

	Exhibit Number	Description
	99.1	A press release dated July 19, 2004 titled “Steel Dynamics Announces Record Quarterly and First Half Earnings”

Item 12. Disclosure of Results of Operations and financial Condition

On July 19, 2004, Steel Dynamics, Inc. issued a press release titled “Steel Dynamics Announces Record Quarterly and First Half Earnings,” containing information about the company’s results of operations for the three and six months ended June 30, 2004. The full text of the press release, together with related unaudited financial information and statistics, is furnished herewith and attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/ Tracy L. Shellabarger
Date: July 20, 2004	By:	Tracy L. Shellabarger
	Title:	Secretary